UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Act of 1934

August 20, 2015
(Date of Report)

AMERICATOWNE Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55206	46-5488722
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

353 E. Six Forks Road, Suite 270, Raleigh, North Carolina 27609
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(888) 406 2713
(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

           The Board of Directors for AmericaTowne, Inc. (the "Company") authorized its Chairman of the Board and Chief Executive Officer, Alton Perkins, to execute the Exporter Services Agreement between the Company and Hi-Esteem Inc., a North Carolina corporation ("Hi-Esteem") doing business at 6604 Virgilia Court in Raleigh, North Carolina 27616 effective August 18, 2015 (the "Hi-Esteem Agreement"). See Exhibit 10.1.

          Under the terms of Hi-Esteem Agreement, the Company is to earn the consideration set forth therein in providing Hi-Esteem access to the AmericaTowne Platform, and deliverables associated with the Service Fee, Transaction Fee, and Extension Fee Processes. The consideration paid to the Company under the Hi-Esteem Agreement is a nonrefundable Service Fee of $55,000 paid as follows: (a) $5,000 upon execution, and (b) $1,389 per month for thirty-six months after execution commencing on September 30, 2015.

           AmericaTowne has represented in the Hi-Esteem Agreement that the AmericaTowne Platform consists or will consist of exhibition, showroom and display facilities, support office(s) and staff located in the United States and China, and the platform consists or will consist of a buyer's network, and online websites either directly owned by AmericaTowne or in a partnership with third-parties in order to support the exhibition center, showroom and network to market imported goods and services to consumers in China.

Exhibit	Description

(d)	Exhibits

Exhibit	Description
10.1	Exporter Services Agreement dated August 18, 2015 (Hi-Esteem Inc.)

AMERICATOWNE, INC. By:/s/Alton Perkins Alton Perkins Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Secretary Dated: August 20, 2015